Exhibit 99.1
NEWS RELEASE
APA Corporation Announces Second-Quarter 2025
Financial and Operational Results

Key Takeaways
•Reported production of 465,000 barrels of oil equivalent (BOE) per day; adjusted production excluding Egypt noncontrolling interest and tax barrels was 394,000 BOE per day;
•Exceeded second-quarter reported production guidance in all three operating regions while delivering global upstream capital in line with guidance;
•Initiated Permian rig count reduction from eight to six during the second quarter due to a step change in drilling efficiencies; now expect to keep Permian volumes flat with six rigs, down from six and a half rigs mentioned in May;
•Accelerated three-year cost reduction initiatives, targeting to achieve $350 million in run-rate savings in 2026 instead of by year-end 2027; raised 2025 in-year and year-end run-rate savings targets;
•Reduced net debt by more than 15% during the quarter while returning $140 million to shareholders through dividends and share repurchases; and
•Secured presidential approval for the direct award of approximately 2 million acres of additional leasehold in Egypt, increasing footprint by more than 35%.

HOUSTON, Aug. 6, 2025 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the second quarter of 2025.

APA reported net income attributable to common stock of $603 million, or $1.67 per diluted share. When adjusted for items that impact the comparability of results, APA’s second-quarter earnings were $313 million, or $0.87 per diluted share. Net cash provided by operating activities was $1.2 billion and adjusted EBITDAX was $1.3 billion.

“Our strong second-quarter results reflect the continued momentum across our entire portfolio as a result of the hard work and dedication of the APA team,” said John J. Christmann IV, CEO of APA Corporation. “In the Permian, our progress is evident in the numbers, where we exceeded production guidance while reducing our rig count by 25% due to continued efficiency gains in the field. In Egypt, we exceeded our quarterly gas production guidance and have once again increased our expectations for the gas program in the second half of the year. As a testament to our ongoing partnership with the country of Egypt, we have secured presidential approval for the direct award of approximately 2 million additional acres, unlocking a material amount of prospective oil and gas resource that we will begin drilling by the end of the year.”

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APA CORPORATION ANNOUNCES SECOND-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 6
Second-Quarter summary

Second-quarter reported production was 465,000 BOE per day and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 394,000 BOE per day. U.S. oil production was 124,000 barrels per day; exceeding guidance set in May despite a slight impact from the New Mexico asset sale that closed in mid-June. Egypt reported production was also ahead of guidance at 144,000 BOE per day, driven by the strong performance of recent gas discoveries and the company’s ability to continue increasing utilization of existing infrastructure.

During the quarter, APA initiated its plans to reduce Permian rig count from eight to six, reflecting a sustained step-change in drilling efficiencies. The company now believes it can hold go-forward Permian oil production flat at six rigs, a reduction from the six and a half rigs stated in May. Despite the 25% reduction in rig count, the company expects to end the year with a higher inventory of drilled-uncompleted wells than originally assumed in February, due to rapidly increasing drilling speeds. Sustained capital efficiency improvements in the Permian are driving a $130 million reduction in original Permian capital guidance, while maintaining original oil production guidance, adjusted for the New Mexico asset sale, which closed in mid-June.

G&A and lease operating expenses were considerably below guidance, while upstream capital investment was in line.

Shareholder returns and net debt reduction update

During the quarter, APA returned $140 million to shareholders through its base dividend and share repurchase program. The company also reduced net debt by over $850 million, supported by proceeds from the New Mexico asset sale and positive working capital inflows, primarily associated with payments from Egypt.

To emphasize the ongoing commitment to a strong balance sheet, APA is initiating a long-term net debt target of $3 billion. This target reflects the company’s confidence in the durability of its cash flows, the strength of its asset base, and a commitment to maintain an investment grade credit profile through commodity cycles. The company plans to continue its balanced capital allocation approach and remains committed to returning 60% of free cash flow to shareholders through base dividends and share repurchases.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 6
Cost reduction initiatives

Following strong performance in the first half of the year, APA is outpacing its three-year cost reduction targets and now expects to achieve $350 million in run-rate savings in 2026, compared to its prior goal of year-end 2027. The company also increased its 2025 realized savings target by more than 50% from $130 million to $200 million and raised the year-end run-rate savings target from $225 million to $300 million. The acceleration in the reduction of controllable spend is driven by capital efficiency gains in both the Permian and Egypt, as well as further improvements to the company’s overhead cost structure.

“At the start of this year, we set forth some important goals for reducing controllable spend over the next three years,” continued Christmann. “These initiatives are progressing very well, and we are on the path to achieving significant and lasting improvements to our cost structure. We see considerable opportunities to further streamline our business and simplify the way we operate. Given the magnitude of these opportunities, it is clear we have upside to our three-year goal.”

GranMorgu project update

In Suriname, full-year 2025 capital guidance for the development of the 220,000 barrels of oil per day GranMorgu project was raised to $275 million, reflecting additional milestone payments expected in the second half of the year; total project costs remain unchanged. APA’s carried interest structure continues to support favorable project economics. APA and its partner, TotalEnergies, remain on track for first oil from Suriname Block 58 in mid-2028.

“I would like to commend our partner, TotalEnergies, on their execution of the GranMorgu project since announcing FID last fall,” Christmann said. “Project costs remain unchanged, and we remain on track for first oil by the middle of 2028,” he concluded.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 6
2025 Sustainability Report

The company recently released its 2025 Sustainability Publications. This year, APA simplified its reporting into two documents: “Our Approach to Sustainability” details the ongoing sustainability programs and initiatives, and the “2025 Sustainability Progress Report” contains progress on 2024 goals, annual highlights, key performance data and new goals for 2025.

Conference call

APA will host a conference call to discuss second-quarter 2025 results at 10 a.m. Central time, Thursday, Aug. 7. The conference call will be webcast from APA’s website, www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP financial measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 6
Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, cost reductions, rig counts, asset sales, monetizations and the timing of first oil in Suriname. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2024, and in our quarterly reports on Form 10-Q for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2025
FINANCIAL AND OPERATIONAL RESULTS — PAGE 6 of 6
Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, available from APA at www.apacorp.com or by writing APA at: 2000 W. Sam Houston Pkwy S, Ste. 200, Houston, TX 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286
Media:  (713) 296-7276
Website: www.apacorp.com

APA-F

-end-

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions, except per share data)

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,381	$1,907	$2,981	$3,339
Natural gas revenues	184	135	417	311
Natural gas liquids revenues	153	159	359	299
	1,718	2,201	3,757	3,949
Purchased oil and gas sales	460	342	1,057	545
Total revenues	2,178	2,543	4,814	4,494
Derivative instrument gains (losses), net	138	(3)	110	(7)
Gain on divestitures, net	282	276	280	283
Loss on previously sold Gulf of America properties	—	(17)	—	(83)
Other, net	14	(7)	20	8
	2,612	2,792	5,224	4,695
OPERATING EXPENSES:
Lease operating expenses	367	460	774	798
Gathering, processing, and transmission	104	121	208	205
Purchased oil and gas costs	304	210	778	373
Taxes other than income	54	78	128	135
Exploration	43	71	73	219
General and administrative	66	85	164	178
Transaction, reorganization, and separation	11	115	48	142
Depreciation, depletion, and amortization:
Oil and gas property and equipment	523	582	1,159	1,001
Other assets	7	6	14	17
Asset retirement obligation accretion	39	36	78	76
Financing costs, net	66	100	9	176
	1,584	1,864	3,433	3,320
NET INCOME BEFORE INCOME TAXES	1,028	928	1,791	1,375
Current income tax provision	232	285	538	585
Deferred income tax provision (benefit)	131	23	170	(42)
NET INCOME INCLUDING NONCONTROLLING INTERESTS	665	620	1,083	832
Net income attributable to noncontrolling interest	62	79	133	159
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$603	$541	$950	$673

NET INCOME PER COMMON SHARE:
Basic	$1.67	$1.46	$2.62	$2.00
Diluted	$1.67	$1.46	$2.62	$2.00
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	361	371	362	337
Diluted	361	372	362	337

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.50	$0.50

APA CORPORATION
PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30,	March 31,	June 30,	2Q25 to 1Q25	2Q25 to 2Q24	June 30,	June 30,
	2025	2025	2024			2025	2024
OIL VOLUME - Barrels per day
United States	123,725	125,124	139,361	(1)%	(11)%	124,420	111,441
Egypt (1,2)	86,210	86,173	87,702	—%	(2)%	86,192	87,235
North Sea	25,309	25,206	26,586	—%	(5)%	25,258	28,190
Total (1)	235,244	236,503	253,649	(1)%	(7)%	235,870	226,866
NATURAL GAS VOLUME - Mcf per day
United States	519,276	574,736	510,708	(10)%	2%	546,853	477,223
Egypt (1, 2)	345,649	317,209	273,077	9%	27%	331,507	281,652
North Sea	29,174	31,606	51,854	(8)%	(44)%	30,383	52,229
Total (1)	894,099	923,551	835,639	(3)%	7%	908,743	811,104
NGL VOLUME - Barrels per day
United States	79,632	77,405	78,937	3%	1%	78,525	67,756
North Sea	1,186	1,144	1,550	4%	(23)%	1,165	1,477
Total (1)	80,818	78,549	80,487	3%	—%	79,690	69,233
BOE per day
United States	289,902	298,319	303,416	(3)%	(4)%	294,087	258,733
Egypt (1, 2)	143,818	139,041	133,215	3%	8%	141,443	134,177
North Sea	31,358	31,618	36,778	(1)%	(15)%	31,487	38,373
Total (1)	465,078	468,978	473,409	(1)%	(2)%	467,017	431,283

Total excluding noncontrolling interests	417,096	422,595	428,972	(1)%	(3)%	419,830	386,525

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	28,762	28,746	29,255	28,754	29,099
Gas (Mcf/d)	115,319	105,820	91,094	110,596	93,954
BOE per day	47,982	46,383	44,437	47,187	44,758

(2) Egypt Gross Production:

Oil (b/d)	123,852	128,025	139,490	125,927	138,731
Gas (Mcf/d)	479,235	456,955	431,750	468,157	444,499
BOE per day	203,725	204,184	211,448	203,953	212,814

APA CORPORATION
ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30,	March 31,	June 30,	2Q25 to 1Q25	2Q25 to 2Q24	June 30,	June 30,
	2025	2025	2024			2025	2024
OIL VOLUME - Barrels per day
United States	123,725	125,124	139,361	(1)%	(11)%	124,420	111,441
Egypt	43,593	42,521	43,099	3%	1%	43,060	42,801
North Sea	25,309	25,206	26,586	—%	(5)%	25,258	28,190
Total	192,627	192,851	209,046	—%	(8)%	192,738	182,432

NATURAL GAS VOLUME - Mcf per day
United States	519,276	574,736	510,708	(10)%	2%	546,853	477,223
Egypt	175,126	155,555	133,184	13%	31%	165,395	137,166
North Sea	29,174	31,606	51,854	(8)%	(44)%	30,383	52,229
Total	723,576	761,897	695,746	(5)%	4%	742,631	666,618

NGL VOLUME - Barrels per day
United States	79,632	77,405	78,937	3%	1%	78,525	67,756
North Sea	1,186	1,144	1,550	4%	(23)%	1,165	1,477
Total	80,818	78,549	80,487	3%	—%	79,690	69,233

BOE per day
United States	289,902	298,319	303,416	(3)%	(4)%	294,087	258,733
Egypt	72,781	68,447	65,296	6%	11%	70,626	65,662
North Sea	31,358	31,618	36,778	(1)%	(15)%	31,487	38,373
Total	394,041	398,384	405,490	(1)%	(3)%	396,200	362,768

APA CORPORATION
PRICE INFORMATION

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
AVERAGE OIL PRICE PER BARREL
United States	$64.84	$72.45	$80.54	$68.64	$79.35
Egypt	66.39	75.06	84.30	70.70	83.75
North Sea	66.56	75.30	84.62	71.61	83.77
Total	65.58	73.73	82.28	69.72	81.57

AVERAGE NATURAL GAS PRICE PER MCF
United States	$1.03	$2.00	$0.31	$1.54	$0.83
Egypt	3.48	3.19	2.92	3.34	2.93
North Sea	11.69	14.96	10.61	13.42	9.92
Total	2.28	2.81	1.77	2.55	2.11

AVERAGE NGL PRICE PER BARREL
United States	$19.87	$28.12	$21.22	$23.91	$22.96
North Sea	41.62	51.39	43.43	46.28	46.66
Total	20.49	28.75	21.68	24.54	23.58

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION
	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Unproved leasehold impairments	$—	$—	$—	$10
Dry hole expense	32	41	43	164
Geological and geophysical expense	—	15	4	16
Exploration overhead and other	11	15	26	29
	$43	$71	$73	$219

SUMMARY STOCK-SETTLED AND CASH-SETTLED EQUITY COMPENSATION INFORMATION
	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
Stock-settled and cash-settled compensation expensed:
Lease operating expenses	$3	$7	$6	$10	$10
Exploration	2	1	1	3	2
General and administrative	8	17	7	25	10
Total stock-settled and cash-settled compensation expensed	13	25	14	38	22
Stock-settled and cash-settled compensation capitalized	2	4	3	6	6
Total stock-settled and cash-settled compensation costs	$15	$29	$17	$44	$28

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY CASH FLOW INFORMATION
	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$1,181	$877	$2,277	$1,245
Additions to upstream oil and gas property	(660)	(756)	(1,437)	(1,223)
Leasehold and property acquisitions	(7)	—	(20)	(63)
Proceeds from asset divestitures	571	702	571	729
Proceeds from sale of Kinetik shares	—	—	—	428
Other, net	1	(10)	5	(23)
Net cash used in investing activities	$(95)	$(64)	$(881)	$(152)
Proceeds from (payments on) commercial paper and revolving credit facilities, net	(766)	65	(333)	63
Proceeds from (payments on) term loan facility	—	1,500	(900)	1,500
Payment on Callon Credit Agreement	—	(472)	—	(472)
Fixed-rate debt borrowings	—	—	846	—
Payments on fixed-rate debt	(49)	(1,641)	(954)	(1,641)
Distributions to noncontrolling interest	(91)	(53)	(217)	(123)
Treasury stock activity, net	(50)	(43)	(150)	(144)
Dividends paid to APA common stockholders	(90)	(92)	(181)	(168)
Other, net	—	(19)	(25)	(35)
Net cash used in financing activities	$(1,046)	$(755)	$(1,914)	$(1,020)

SUMMARY BALANCE SHEET INFORMATION
	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$107	$625
Other current assets	2,181	2,779
Property and equipment, net	12,641	12,646
Decommissioning security for sold Gulf of America properties	21	21
Other assets	3,128	3,319
Total assets	$18,078	$19,390

Current debt	$263	$53
Current liabilities	2,581	2,902
Long-term debt	4,288	5,991
Decommissioning contingency for sold Gulf of America properties	909	929
Deferred credits and other noncurrent liabilities	3,134	3,153
APA shareholders’ equity	5,905	5,280
Noncontrolling interest	998	1,082
Total Liabilities and equity	$18,078	$19,390

Common shares outstanding at end of period	359	365

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property and leasehold acquisitions, asset retirement additions and revisions, capitalized interest, and certain exploration expenses. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Costs incurred in oil and gas property:
Asset and leasehold acquisitions	$8	$4,493	$17	$4,556
Exploration and development	735	933	1,529	1,587
Total Costs incurred in oil and gas property	$743	$5,426	$1,546	$6,143

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$743	$5,426	$1,546	$6,143
Asset and leasehold acquisitions	(8)	(4,493)	(17)	(4,556)
Asset retirement obligations incurred - oil and gas property	(3)	(4)	(8)	(9)
Capitalized interest	(16)	(7)	(20)	(14)
Exploration seismic and administration costs	(11)	(30)	(30)	(45)
Upstream capital investment including noncontrolling interest - Egypt	$705	$892	$1,471	$1,519
Less noncontrolling interest - Egypt	(57)	(65)	(113)	(134)
Total Upstream capital investment	$648	$827	$1,358	$1,385

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$1,181	$877	$2,277	$1,245
Changes in operating assets and liabilities	(200)	190	(245)	649
Cash flows from operations before changes in operating assets and liabilities	$981	$1,067	$2,032	$1,894
Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(705)	(892)	(1,471)	(1,519)
Abandonment and decommissioning spend	(40)	(10)	(68)	(49)
Leasehold acquisition and other	(11)	(9)	(16)	(1)
Distributions to Sinopec noncontrolling interest	(91)	(53)	(217)	(123)
Free cash flow	$134	$103	$260	$202

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
Net cash provided by operating activities	$1,181	$1,096	$877	$2,277	$1,245
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	11	19	30	30	45
Current income tax provision	232	306	285	538	585
Other adjustments to reconcile net income to net cash provided by operating activities	(5)	(13)	(21)	(18)	(31)
Changes in operating assets and liabilities	(200)	(45)	190	(245)	649
Financing costs, net (excludes gain on extinguishment of debt)	69	85	100	154	176
Transaction, reorganization & separation costs	11	37	115	48	142
Adjusted EBITDAX (Non-GAAP)	$1,299	$1,485	$1,576	$2,784	$2,811

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	June 30,	March 31,	December 31,	September 30,
	2025	2025	2024	2024
Current debt	$263	$131	$53	$2
Long-term debt	4,288	5,237	5,991	6,370
Total debt	4,551	5,368	6,044	6,372
Cash and cash equivalents	107	67	625	64
Net Debt	$4,444	$5,301	$5,419	$6,308

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(In millions, except per share data)

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	June 30, 2025				June 30, 2024
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$1,028	$(363)	$665	$1.84	$928	$(308)	$620	$1.67
Income attributable to noncontrolling interests	113	(51)	62	0.17	145	(66)	79	0.21
Net income attributable to common stock	915	(312)	603	1.67	783	(242)	541	1.46
Adjustments: *
Valuation allowance and EPL revaluation	—	30	30	0.09	—	—	—	—
Gain on extinguishment of debt	(3)	1	(2)	(0.01)	—	—	—	—
Unrealized derivative instrument gains	(136)	30	(106)	(0.29)	(3)	1	(2)	(0.01)
Loss on previously sold Gulf of America properties	—	—	—	—	17	(4)	13	0.03
Transaction, reorganization & separation costs	11	(4)	7	0.02	115	(17)	98	0.27
Gain on divestitures, net	(282)	63	(219)	(0.61)	(276)	60	(216)	(0.58)
Adjusted earnings (Non-GAAP)	$505	$(192)	$313	$0.87	$636	$(202)	$434	$1.17

	For the Six Months Ended				For the Six Months Ended
	June 30, 2025				June 30, 2024
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$1,791	$(708)	$1,083	$2.99	$1,375	$(543)	$832	$2.47
Income attributable to noncontrolling interests	242	(109)	133	0.37	290	(131)	159	0.47
Net income attributable to common stock	1,549	(599)	950	2.62	1,085	(412)	673	2.00
Adjustments: *
Asset and unproved leasehold impairments	—	—	—	—	10	(2)	8	0.02
Valuation allowance and EPL revaluation	—	128	128	0.36	—	16	16	0.05
Gain on extinguishment of debt	(145)	32	(113)	(0.31)	—	—	—	—
Unrealized derivative instrument (gains) losses	(108)	24	(84)	(0.23)	5	(1)	4	0.01
Loss on previously sold Gulf of America properties	—	—	—	—	83	(18)	65	0.19
Kinetik equity investment mark-to-market loss	—	—	—	—	9	—	9	0.03
Transaction, reorganization & separation costs	48	(13)	35	0.10	142	(25)	117	0.35
Gain on divestitures, net	(280)	62	(218)	(0.61)	(283)	62	(221)	(0.66)
Adjusted Earnings (Non-GAAP)	$1,064	$(366)	$698	$1.93	$1,051	$(380)	$671	$1.99
*The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.